Exhibit 99.1

FOR IMMEDIATE RELEASE

Cutera Reports Second Quarter 2018 Financial Results

Second Quarter Revenue of $42.6 Million, an Increase of 17% Year-over-Year

Rest of World System Revenue Grew 26% in the Second Quarter

BRISBANE, California, August 7, 2018 ─ Cutera, Inc. (NASDAQ: CUTR) (“Cutera” or the “Company”), a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide, today reported financial results for the second quarter ending June 30, 2018.

Key financial and operational highlights for the second quarter 2018 include:

●	Revenue increased 17% to $42.6 million, with the United States and International reporting 16% and 19% growth over the year ago period, respectively;
o	Revenue growth continues to be driven by strong demand for the truSculpt® 3D, as well as, Juliet™ and Secret™ RF systems. truSculpt 3D revenue grew 29% from the year ago period.
o	Rest of World system revenue of $9.4 million grew 26% over the year ago period driven by multiple regions, including EMEA and a strong performance from Asia.
o

Products consumed in procedures using the truSculpt 3D, Juliet and Secret RF platforms, plus distributed skincare products, accounted for 6% of total revenue in the second quarter. Recurring revenue, which includes these sales and Service revenue, accounted for 17% of total revenue in the first quarter.

●

Gross Margin of 53%, compared to 51% in the first quarter 2018, and 58% in the year ago period, reflects a combination of slightly lower average system pricing on our legacy products and growth in our distributor channel. Distributor channel growth occurred in existing markets, as well as the expansion into new markets, such as China;

●

Operating expenses were 58% of revenue compared to 53% in the year ago period. Non-GAAP* operating expenses were 51% of revenue compared to 50% in the year ago period, primarily reflecting $2.0 million in non-cash stock compensation in the current period vs. $1.1 million in the same period a year ago;

●	GAAP Net Loss was $1.6 million, or $0.11 per fully-diluted share while non-GAAP* net income was $1.8 million, or $0.12 per fully-diluted share;
●	On July 9, the Company appointed Mr. Jason Richey to the newly created position of Chief Operating Officer; and
●	On July 16, the Company launched truSculpt iD, its next generation body sculpting system.

“Our overall second quarter performance reflected strong execution by our sales force, which drove truSculpt 3D revenue growth 29%, in front of the launch of our next generation system. The Company is very excited about the recent launch of truSculpt iD, a system we believe will enhance Cutera’s status as a top player in the $850 million energy based device body shaping market.” stated President and CEO, James Reinstein. “In addition, the Company is attracting top talent, like Jason Richey, who recently joined Cutera as Chief Operating Officer, from LivaNova, PLC, a $5 billion global medical device manufacturer. He will play an important role in scaling the Company to generate strong long-term shareholder value. Lastly, International revenue were strong in most regions, especially in Asia. However, the mix of direct versus distributor revenue affected gross margins this quarter. We are reiterating our full year revenue guidance but lowering our full year gross margin guidance due to the previously reported operational improvements, which are taking longer to realize in the gross margin line. We fully expect to achieve our goals in operational efficiencies and will improve each sequential quarter this year. My enthusiasm for the Company’s future remains at all-time highs due to continued sales execution, improvements in the international team and the R&D group delivering the next-generation truSculpt iD.”

Product Updates

On July 16, at the Company’s general sales meeting in Chicago, Cutera launched its next generation version of the truSculpt system, truSculpt iD. This hands-free solution offers a significantly shorter procedure time while achieving consistently high clinical results (an average fat reduction of 24 percent.) The Company will provide more details on its product pipeline, including this new offering and a general corporate update, at its analyst day on October 9, 2018.

Update to 2018 Financial Outlook

●	We reiterate our 2018 revenue guidance range of $178 to $181 million, an 18% - 20% increase over 2017;

●

We are adjusting full year gross margin expectations to be in the range of 53% to 54% of total revenue. This adjustment incorporates previously discussed infrastructure investments, the timing of realizing operational improvements, and the impact from second quarter’s global sales mix, along with an expectation that gross margin will improve in the second half of 2018 compared to the first half of 2018;

●

GAAP operating expenses are expected to be in the range of 56% to 57% of 2018 revenue, due to additional non-cash stock-based compensation and the continued investment in the scalability of our operations; and

●	Non-GAAP* earnings per share is now expected to be in the range of $0.50 to $0.60, reflecting the adjustment in gross margin and operating expenses.

Conference Call

The conference call to discuss these results is scheduled to begin today at 1:30 p.m. PST (4:30 p.m. EST). Participating in the call will be James Reinstein, President and Chief Executive Officer and Sandra Gardiner, Executive Vice President and Chief Financial Officer. The call will be broadcast live over the Internet, hosted at the Investor Relations section of Cutera's website at http://www.cutera.com/, and will be archived online within one hour of its completion through August 31, 2018. In addition, you may call 1-877-705-6003 to listen to the live broadcast.

CONTACTS:

Cutera, Inc.

Matthew Scalo
Vice President, Investor Relations & Corporate Development
415-657-5500
mscalo@cutera.com

Investor Relations

John Mills

Partner, ICR, Inc.

646-277-1254

john.mills@icrinc.com

About Cutera, Inc.

Brisbane, California-based Cutera is a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide. Since 1998, Cutera has developed innovative, easy-to-use products that enable physicians and other qualified practitioners to offer safe and effective aesthetic treatments to their patients. For more information, call 1-888-4CUTERA or visit www.cutera.com.

*Use of Non-GAAP Financial Measures

In this press release, in order to supplement our condensed consolidated financial statements presented in accordance with Generally Accepted Accounting Principles, or GAAP, management has disclosed certain non-GAAP financial measures for the statement of operations and net income per diluted share, which exclude non-cash expenses for stock-based compensation, depreciation and amortization, as well as the net tax impact of excluding these items. From time to time in the future, there may be other items that we may exclude if we believe that doing so is consistent with the goal of providing useful information to investors and management. We have provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. We have not provided a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis due to the potential significant variability, limited visibility, unpredictability, or unique non-recurring nature of the excluded items.

Company management uses these measurements as aids in monitoring the Company’s ongoing financial performance from quarter to quarter, and year to year, on a regular basis and for benchmarking against other medical technology companies. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP financial measures should be considered along with, but not as alternatives to, the operating performance measure as prescribed by GAAP. Non-GAAP financial measures for the statement of operations and net income per diluted share exclude the following:

Non-cash expenses for stock-based compensation. We have excluded the effect of stock-based compensation expenses in calculating our non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. We record non-cash compensation expense related to grants of options, performance and restricted stock. Depending upon the size, timing and the terms of the grants, the non-cash compensation expense may vary significantly but will recur in future periods. We believe that excluding this item allows users of our financial statements to better review and assess both current and historical results of operations. We also believe that excluding non-cash expenses for stock-based compensation better allows for comparisons to our peer companies; and

Depreciation and amortization. We have excluded depreciation and amortization expense in calculating our non-GAAP operating expenses and net income measures. Depreciation and amortization are non-cash charges to current operations. We continue to evaluate our business performance excluding non-cash charges and believe that excluding these items allows users of our financial statements to better review and assess both current and historical results of operations.

Safe Harbor Statement

Certain statements in this press release, other than purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include, but are not limited to, Cutera’s plans, objectives, strategies, financial performance and outlook, product launches and performance, trends, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual financial results, performance, achievements or prospects may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “should,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” “foresee” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause Cutera's actual results to differ materially from the statements contained herein. These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements. There are a number of risks, uncertainties and other important factors, many of which are beyond our control, that could cause our actual results to differ materially from the forward-looking statements contained in this press release, including those described in the “Risk Factors” section of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, the Registration Statement on Form S-8 and other documents filed from time to time with the United States Securities and Exchange Commission by Cutera.

All information in this press release is as of the date of its release. Accordingly, undue reliance should not be placed on forward-looking statements. Cutera undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. Cutera's financial performance for the second quarter ended June 30, 2018, as discussed in this release, is preliminary and unaudited, and subject to adjustment.

CUTERA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30,	March 31,	June 30,
	2018	2018	2017(1)
Assets
Current assets:
Cash and cash equivalents	$18,432	$10,910	$18,679
Marketable investments	10,573	13,062	32,270
Restricted investments	-	-	2,290
Cash, cash equivalents and marketable investments	29,005	23,972	53,239

Accounts receivable, net	22,122	19,862	18,191
Inventories	30,138	30,979	16,913
Other current assets and prepaid expenses	3,469	2,601	2,840
Total current assets	84,734	77,414	91,183

Property and equipment, net	2,632	2,214	1,867
Deferred tax asset, net of current portion	21,219	21,792	381
Goodwill	1,339	1,339	1,339
Other long-term assets	5,807	5,367	381
Total assets	$115,731	$108,126	$95,151

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$10,743	$8,206	$4,293
Accrued liabilities	22,756	20,083	18,973
Deferred revenue	9,288	8,847	8,901
Total current liabilities	42,787	37,136	32,167

Deferred revenue, net of current portion	2,519	2,168	1,982
Income tax liability	386	384	170
Other long-term liabilities	665	583	604
Total liabilities	46,357	40,271	34,923

Stockholders' equity	69,374	67,855	60,228
Total liabilities and stockholders' equity	$115,731	$108,126	$95,151

(1) As of January 1, 2018, the Company adopted the requirements of ASC 606 using the modified retrospective method, and as a result, there is a lack of comparability to the prior periods presented.

CUTERA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2018	2017(1)	2018	2017(1)

Net revenue	$42,553	$36,389	$76,678	$65,688
Cost of revenue	20,176	15,343	36,967	29,121
Gross profit	22,377	21,046	39,711	36,567
Gross margin %	53%	58%	52%	56%

Operating expenses:
Sales and marketing	15,535	12,787	28,623	23,560
Research and development	4,095	2,981	7,651	5,926
General and administrative	4,902	3,548	10,341	6,764
Total operating expenses	24,532	19,316	46,615	36,250
Income (loss) from operations	(2,155)	1,730	(6,904)	317
Interest and other income (expense), net	(129)	276	(31)	549
Income (loss) before income taxes	(2,284)	2,006	(6,935)	866
Provision (benefit) for income taxes	(712)	59	(3,331)	(59)
Net income (loss)	$(1,572)	$1,947	$(3,604)	$925

Net loss per share:
Basic	$(0.11)	$0.14	$(0.26)	$0.07
Diluted	$(0.11)	$0.13	$(0.26)	$0.06

Weighted-average number of shares used in per share calculations:
Basic	13,709	13,935	13,649	13,888
Diluted	13,709	14,629	13,649	14,633

(1) As of January 1, 2018, the Company adopted the requirements of ASC 606 using the modified retrospective method, and as a result, there is a lack of comparability to the prior periods presented.

CUTERA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(in thousands, except percentage data)
(unaudited)

	Three Months Ended		% Change	Six Months Ended		% Change
	Q2	Q2	Q2 '18 Vs	Q2	Q2	Q2 '18 Vs
	2018	2017(1)	Q2 '17	2018	2017(1)	Q2 '17
Revenue By Geography:
United States	$28,132	$24,239	+16%	$49,268	$40,783	+21%
International	14,421	12,150	+19%	27,410	24,905	+10%
Total Net Revenue	$42,553	$36,389	+17%	$76,678	$65,688	+17%
International as a percentage of total revenue	34%	33%		36%	38%

Revenue By Product Category:
Systems
- North America	$25,886	$22,626	+14%	$44,830	$37,086	+21%
- Rest of World	9,405	7,489	+26%	17,700	16,021	+10%
Total Systems	35,291	30,115	+17%	62,530	53,107	+18%
Consumables	1,057	649	+63%	1,826	1,148	+59%
Skincare	1,302	963	+35%	2,558	1,947	+31%
Total Products	37,650	31,727	+19%	66,914	56,202	+19%

Service	4,903	4,662	+5%	9,764	9,486	+3%
Total Net Revenue	$42,553	$36,389	+17%	$76,678	$65,688	+17%

(1) As of January 1, 2018, the Company adopted the requirements of ASC 606 using the modified retrospective method, and as a result, there is a lack of comparability to the prior periods presented.

	Three Months Ended		Six Months Ended
	Q2	Q2	Q2	Q2
	2018	2017	2018	2017
Pre-tax Stock-Based Compensation Expense:
Cost of revenue	$226	$147	$380	$276
Sales and marketing	715	401	1,203	821
Research and development	262	239	453	476
General and administrative	1,002	444	1,856	1053
	$2,205	$1,231	$3,892	$2,626

CUTERA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2018	2017(1)	2018	2017(1)
Cash flows from operating activities:
Net income (loss)	$(1,572)	$1,947	$(3,604)	$925
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	2,205	1,231	3,893	2,626
Depreciation of tangible assets	290	244	544	492
Amortization of contract acquisition costs	449	-	822	-
Change in deferred tax asset	(587)	-	(3,324)	-
Provision for doubtful accounts receivable	300	4	487	(3)
Other	137	2	(25)	(42)
Changes in assets and liabilities:
Accounts receivable	(2,747)	(336)	(1,832)	(1,641)
Inventories	841	(1,241)	(1,356)	(1,936)
Accounts payable	2,537	1,204	3,741	1,695
Accrued liabilities	2,402	4,191	(4,325)	1,534
Deferred revenue	1,002	807	546	784
Other	(1,713)	(378)	(2,070)	(544)
Net cash provided by (used in) operating activities	3,544	7,675	(6,503)	3,890

Cash flows from investing activities:
Acquisition of property, equipment and software	(477)	(141)	(581)	(210)
Disposal of property and equipment	38	15	38	40
Net change in marketable investments	2,500	2,385	11,154	5,703
Net cash provided by investing activities	2,061	2,259	10,611	5,533

Cash flows from financing activities:
Repurchases of common stock	—	(4,341)	—	(7,041)
Proceeds from exercise of stock options and employee stock purchase plan	2,405	2,120	3,038	3,871
Taxes paid related to net share settlement of equity awards	(376)	(383)	(2,664)	(1,167)
Payments on capital lease obligations	(112)	(94)	(234)	(182)
Net cash provided by (used in) financing activities	1,917	(2,698)	140	(4,519)

Net increase in cash and cash equivalents	7,522	7,236	4,248	4,904
Cash and cash equivalents at beginning of period	10,910	11,443	14,184	13,775
Cash and cash equivalents at end of period	$18,432	$18,679	$18,432	$18,679

(1) As of January 1, 2018, the Company adopted the requirements of ASC 606 using the modified retrospective method, and as a result, there is a lack of comparability to the prior periods presented.

CUTERA, INC.
RECONCILIATION OF GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
TO NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30, 2018				Three Months Ended June 30, 2017
	GAAP	Adjustments*		Non-GAAP	GAAP(1)	Adjustments*		Non-GAAP

Net revenue	$42,553	$-		$42,553	$36,389	$-		$36,389
Cost of revenue	20,176	(302)	(a)	19,874	15,343	(227)	(a)	15,116
Gross profit	22,377	302		22,679	21,046	227		21,273
Gross margin %	53%			53%	58%			58%

Operating expenses:
Sales and marketing	15,535	(1,316)	(b)	14,219	12,787	(560)	(b)	12,227
Research and development	4,095	(279)	(c)	3,816	2,981	(244)	(c)	2,737
General and administrative	4,902	(1,047)	(d)	3,855	3,548	(444)	(d)	3,104
Total operating expenses	24,532	(2,642)		21,890	19,316	(1,248)		18,068
Income (loss) from operations	(2,155)	2,944		789	1,730	1,475		3,205
Interest and other income (expense), net	(129)	-		(129)	276	-		276
Income (loss) before income taxes	(2,284)	2,944		660	2,006	1,475		3,481
Provision (benefit) for income taxes	(712)	(397)	(e)	(1,109)	59	6	(e)	65
Net income (loss)	$(1,572)	$3,341		$1,769	$1,947	$1,469		$3,416

Net income (loss) per share:
Basic	$(0.11)			$0.13	$0.14			$0.25
Diluted	$(0.11)			$0.12	$0.13			$0.23

Weighted-average number of shares used in per share calculations:
Basic	13,709			13,709	13,935			13,935
Diluted	13,709			14,311	14,629			14,629

(1) As of January 1, 2018, the Company adopted the requirements of ASC 606 using the modified retrospective method, and as a result, there is a lack of comparability to the prior periods presented.

CUTERA, INC.
RECONCILIATION OF GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
TO NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Six Months Ended June 30, 2018				Six Months Ended June 30, 2017
	GAAP	Adjustments*		Non-GAAP	GAAP(1)	Adjustments*		Non-GAAP

Net revenue	$76,678	$-		$76,678	$65,688	$-		$65,688
Cost of revenue	36,967	(540)	(a)	36,427	29,121	(424)	(a)	28,697
Gross profit	39,711	540		40,251	36,567	424		36,991
Gross margin %	52%			52%	56%			56%

Operating expenses:
Sales and marketing	28,623	(2,327)	(b)	26,296	23,560	(1,154)	(b)	22,406
Research and development	7,651	(485)	(c)	7,166	5,926	(486)	(c)	5,440
General and administrative	10,341	(1,906)	(d)	8,435	6,764	(1,054)	(d)	5,710
Total operating expenses	46,615	(4,718)		41,897	36,250	(2,694)		33,556
Income (loss) from operations	(6,904)	5,258		(1,646)	317	3,118		3,435
Interest and other income (expense), net	(31)	-		(31)	549	-		549
Income (loss) before income taxes	(6,935)	5,258		(1,677)	866	3,118		3,984
Provision (benefit) for income taxes	(3,331)	169	(e)	(3,162)	(59)	12	(e)	(47)
Net income (loss)	$(3,604)	$5,089		$1,485	$925	$3,106		$4,031

Net income (loss) per share:
Basic	$(0.26)			$0.11	$0.07			$0.29
Diluted	$(0.26)			$0.10	$0.06			$0.28

Weighted-average number of shares used in per share calculations:
Basic	13,649			13,649	13,888			13,888
Diluted	13,649			14,298	14,633			14,633

(1) As of January 1, 2018, the Company adopted the requirements of ASC 606 using the modified retrospective method, and as a result, there is a lack of comparability to the prior periods presented.

Operating expenses as a % of net revenue	GAAP	Non-GAAP	GAAP(1)	Non-GAAP
Sales and marketing	37.3%	34.3%	35.9%	34.1%
Research and development	10.0%	9.3%	9.0%	8.3%
General and administrative	13.5%	11.0%	10.3%	8.7%
	60.8%	54.6%	55.2%	51.1%

* Year-to-date June 30, 2018 and 2017 Non-GAAP results exclude the effect of the below mentioned adjustments ($000s):
a) Adjustment of $540 and $424 for 2018 and 2017, respectively, included non-cash expenses of $160 and $148 related to depreciation, and $380 and $276 of stock-based compensation.

b) Adjustment of $2,327 and $1,154 for 2018 and 2017, respectively, included non-cash expenses of $1,124 and $333related to depreciation and amortization, and $1,203 and $821 of stock-based compensation.

c) Adjustment of $485 and $486 for 2018 and 2017, respectively, included non-cash expenses of $32 and $10 related to depreciation, and $453 and $476 of stock-based compensation.
d) Adjustment of $1,906 and $1,054 for 2018 and 2017, respectively, included non-cash expenses of $50 and $1 related to depreciation and $1,856 and $1,053 for stock-based compensation.

e) Adjustment of $169 and $12 for 2018 and 2017, respectively, relates to the net impact of excluding the Non-GAAP adjustments from our tax provision. The 2018 adjustment excludes a discrete tax benefit of $2.59M related to excess stock deduction activity.